UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On July 27, 2017, based on the recommendation of our nominating and corporate governance Committee, the Board of Directors of Virtusa Corporation (the “Company”) approved a further amendment and restatement of the Company’s amended and restated by-laws to institute a majority voting standard under which a director nominee is only elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except when a different vote is required by law, the Company’s certificate of incorporation or any certificates of powers, designations, preferences and rights of any class or series of stock). Abstentions and broker non-votes are not considered votes “for” or “against” the candidate. Prior to the amendment, the Company’s By-laws provided that at each annual meeting of stockholders, director nominees would be elected by a plurality of the votes cast at such meeting (except when a different vote is required by law, the Company’s certificate of incorporation or any certificates of powers, designations, preferences and rights of any class or series of stock).

The new majority voting standard will apply to all future uncontested elections of directors other than the Series A Director which is elected by a majority of the Series A Preferred Stock as provided for in the Certificate of the Powers, Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock. A director nominee will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director’s reelection would be required to promptly deliver to the Board of Directors an irrevocable offer to resign from the Board of Directors. The nominating and corporate governance committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.  The Board of Directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will continue to apply to director elections other than the Series A Director which is elected by a majority of the Series A Preferred Stock. A contested election will generally include any situation in which we receive a notice that a stockholder has nominated a person for election to the Board of Directors at a meeting of stockholders.

The foregoing description of the Company’s amended and restated By-laws is qualified in its entirety by reference to the amended and restated By-laws of the Company, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)         Exhibits

The following exhibit relates to Item 5.03:

3.1	Amended and Restated By-Laws of Virtusa Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: August 1, 2017	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Virtusa Corporation